REGAL-BELOIT                   NEWS RELEASE
CORPORATION                    FOR RELEASE ON OR AFTER:  January 29, 2002
                               FOR ADDITIONAL PLEASE INFORMATION PLEASE CONTACT:
                                                               Kenneth F. Kaplan
                           Vice President, Chief Financial Officer and Secretary
                                                            Phone: (608)364-8800
"At the Heart of What Drives Your World"

Page 1 of 4
================================================================================

                        REGAL-BELOIT CORPORATION REPORTS
                 FOURTH QUARTER AND YEAR 2001 FINANCIAL RESULTS

January 29, 2002 (Beloit, WI): James L. Packard, Chairman, President and Chief Executive Officer of Regal-Beloit Corporation (AMEX:RBC), today reported 2001 net sales of $663,571,000 and net income of $19,590,000, or $.93 per share. (All EPS values are assuming dilution.)

Earnings per share in 2001 were $.18 in the fourth quarter and $.93 for 2001, as compared to $.31 and $1.61 in the comparable periods of 2000, respectively. Net income was $3,761,000 in the fourth quarter and $19,590,000 for the full year, decreases of 41.7% and 42.0% from net income of $6,448,000 and $33,771,000 in 2000's fourth quarter and full year, respectively.

The Company's fourth quarter 2001 net sales were $147,784,000, a 13.5% decrease from $170,811,000 in comparable 2000, due primarily to weak product demand across almost all of the Company's markets as a result of the U.S. economic recession, which deepened following September 11, 2001. Mechanical Group fourth quarter 2001 sales were 17.2% lower than comparable 2000, while sales of the Electrical Group in the fourth quarter were 11.6% below 2000 fourth quarter sales. (See accompanying financial schedules for segment data.)

Net sales of the Company for the year 2001 were $663,571,000, 10.9% higher than 2000 sales of $598,203,000. Mechanical Group sales in 2001 were 15.4% below 2000 sales, while Electrical Group 2001 sales represent a 29.1% increase from 2000. Sales in 2001 included, for the full year, the Leeson Electric and Thomson Technology acquisitions made in 2000; excluding these acquisitions, sales of the Company in 2001 were 11.4% below 2000 sales and for the Electrical Group in 2001 were 8.6% lower than in 2000.

Income from operations was $56,060,000 for the Company in 2001, a decrease of 21.7% from 2000. As a percent of net sales, income from operations declined to 8.4% of net sales in 2001 from 12.0% in 2000. The decrease resulted primarily from lower sales volumes (excluding acquisitions), reduced production levels to achieve inventory reductions and to increased price competition, all of which contributed to a decrease in gross profit as a percent of sales from 2000 to 2001, and to an increase in operating expenses as a percent of sales.

Interest expense of the Company was $22,239,000 in 2001 as compared to $15,332,000 in 2000. The increase was due to increased long-term debt borrowed in September 2000 to finance the Leeson acquisition. Reduced debt outstanding during the year and lower interest rates the Company paid on its debt as interest rates in the economy declined throughout the year, resulted in quarterly reductions in interest expense as the year progressed.

                               Corporate Offices
                    200 State Street o Beloit, WI 53511-6254
                        608-364-8800 o Fax: 608-364-8818
                         Website: www.regal-beloit.com

REGAL-BELOIT                   NEWS RELEASE
CORPORATION                    FOR RELEASE ON OR AFTER:  January 29, 2002
                               FOR ADDITIONAL PLEASE INFORMATION PLEASE CONTACT:
                                                               Kenneth F. Kaplan
                           Vice President, Chief Financial Officer and Secretary
                                                            Phone: (608)364-8800
"At the Heart of What Drives Your World"

Page 2 of 4
================================================================================

Cash flow from operations was $17,488,000 in the fourth quarter of 2001 and $81,769,000 for all of 2001. Nearly $33,700,000 of the annual total was due to receivables and inventory reductions in 2001. Capital expenditures in 2001 were $15,426,000 while depreciation was $22,294,000 and amortization $9,504,000. In the fourth quarter $9,024,000 of debt was repaid, reducing debt outstanding at December 31, 2001 to $345,667,000 versus $393,510,000 at year-end 2000.

James L. Packard, Chairman, President and Chief Executive Officer commented, "While our reported earnings for the fourth quarter of 2001 were as forecasted, our sales and earnings were both impacted by the continuing recession and the events of September 11. During these difficult times, our people have again risen to the challenge and accomplished many initiatives that we believe will enhance the future performance of the Company."

"In 2001, a period of declining sales, our operating units reduced inventories over $16,000,000, a difficult accomplishment, given our fast delivery business model. One of the major contributors to our ability to reduce inventories has been the substantial increase in our truck fleet and distribution system capabilities. These improvements, together with the significant expansion of our logistics operations, reduce costs and delivery time for both our customers and ourselves. Overall, our cash flow was very strong, enabling us to reduce our outstanding debt by nearly $48,000,000 during the year."

"We also organized our Motor Technologies Group. This Group's focus centralizes and manages all our motor manufacturing, purchasing, engineering, accounting, information technology, and quality control activities. This has allowed us to consolidate operations, implement best practices and effect significant cost reductions in each of these functions. This past year also provided the time and focus to bring about several new product introductions, examples of which were higher efficiency motors, higher efficiency gearboxes, and large frame generators."

Mr. Packard added, "We continued to improve this past year on our very solid foundation for the future growth of revenues and earnings of our Company. While we can't clearly predict when the upturn in our business will take place, we do not sense a major change from fourth quarter 2001 levels. We estimate that our first quarter earnings will be in a range of $.24-$.28 per share, including $.08 per share for the FAS 142 accounting change which ends most goodwill amortization."

Regal-Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. Regal-Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Europe and the Far East.

                               Corporate Offices
                    200 State Street o Beloit, WI 53511-6254
                        608-364-8800 o Fax: 608-364-8818
                         Website: www.regal-beloit.com

REGAL-BELOIT                   NEWS RELEASE
CORPORATION                    FOR RELEASE ON OR AFTER:  January 29, 2002
                               FOR ADDITIONAL PLEASE INFORMATION PLEASE CONTACT:
                                                               Kenneth F. Kaplan
                           Vice President, Chief Financial Officer and Secretary
                                                            Phone: (608)364-8800
"At the Heart of What Drives Your World"

Page 3 of 4
================================================================================

Regal-Beloit will be holding a telephone conference call pertaining to this news release at 1:30 PM CST (2:30 PM EST) on Tuesday, January 29, 2002. Interested parties should call 1-800-553-0351 a few minutes before the call is scheduled, referencing the Regal-Beloit conference call.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this news release may be forward looking statements. Actual results may differ materially from those contemplated. Forward looking statements involve risks and uncertainties, including but not limited to, the following risks: 1) cyclical downturns affecting the markets for capital goods,
2) substantial increases in interest rates that impact the cost of the Company's outstanding debt, 3) the success of Management in increasing sales and maintaining or improving the operating margins of its businesses, 4) the availability of or material increases in the costs of select raw materials or parts, and 5) actions taken by competitors. Investors are directed to the Company's documents, such as its Annual Report on Form 10-K and Form 10-Q's filed with the Securities and Exchange Commission.

                               Corporate Offices
                    200 State Street o Beloit, WI 53511-6254
                        608-364-8800 o Fax: 608-364-8818
                         Website: www.regal-beloit.com

REGAL-BELOIT                   NEWS RELEASE
CORPORATION                    FOR RELEASE ON OR AFTER:  January 29, 2002
                               FOR ADDITIONAL PLEASE INFORMATION PLEASE CONTACT:
                                                               Kenneth F. Kaplan
                           Vice President, Chief Financial Officer and Secretary
                                                            Phone: (608)364-8800
"At the Heart of What Drives Your World"

Page 4 of 4
================================================================================

STATEMENTS OF INCOME                              (Unaudited)               (Audited)
In Thousands of Dollars                       Three Months Ended        Twelve Months Ended
                                                December 31,               December 31,
                                              2001          2000         2001        2000
                                              ----          ----         ----        ----
Net Sales..............................   $   147,784  $   170,811  $   663,571  $   598,203

Cost of Sales .........................       110,593      125,688      497,694      440,774
                                           ----------   ----------   ----------   ----------
  Gross Profit ........................        37,191       45,123      165,877      157,429

Operating Expenses ....................        26,369       26,485      109,817       85,821
                                           ----------   ----------   ----------   ----------
  Income From Operations...............        10,822       18,638       56,060       71,608

Interest Expense.......................         4,233        8,100       22,239       15,332

Interest Income........................            72          156          221          274
                                           ----------   ----------   ----------   ----------
  Income Before Taxes..................         6,661       10,694       34,042       56,550

Provision For Income Taxes ............         2,900        4,246       14,452       22,779
                                           ----------   ----------   ----------   ----------
  Net Income ..........................   $     3,761  $     6,448  $    19,590  $    33,771
                                           ==========   ==========   ==========   ==========
Per Share of Common Stock:

  Earnings Per Share ..................   $       .18  $       .31  $       .94  $      1.61
                                           ==========   ==========   ==========   ==========
  Earnings Per Share-Assuming
    Dilution...........................   $       .18  $       .31  $       .93  $      1.61
                                           ==========   ==========   ==========   ==========
  Cash Dividends Declared..............   $       .12  $       .12  $       .48  $       .48
                                           ==========   ==========   ==========   ==========
Average Number of Shares Outstanding...    20,874,882   20,969,688   20,868,896   20,984,423
                                           ==========   ==========   ==========   ==========
Average Number of Shares-Assuming
  Dilution.............................    21,129,920   20,969,688   21,124,204   20,996,189
                                           ==========   ==========   ==========   ==========
SEGMENT INFORMATION
In Thousands of Dollars
                                                                          (Unaudited)
                                                Mechanical Group                                   Electrical Group
                                 Three Months Ended        Twelve Months Ended      Three Months Ended        Twelve Months Ended
                                    December 31,               December 31,            December 31,               December 31,
                                 2001          2000         2001          2000      2001          2000         2001          2000
                                 ----          ----         ----          ----      ----          ----         ----          ----

Net Sales.................... $ 47,756       $ 57,690    $206,615       $244,249  $100,028     $ 113,121     $456,956      $353,954

Income From Operations....... $  3,627       $  7,311    $ 15,872       $ 30,794  $  7,195     $  11,327     $ 40,188      $ 40,814

NOTES TO STATEMENTS OF INCOME

1.   The Condensed Statements of Income incorporate the results of operations of Leeson Electric Corporation, which business was acquired by the Company on September 29, 2000 for approximately $260,000,000 in cash.

2.   Certain footnotes and other information normally included in statements of income prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements of income, and therefore these statements of income should be read in conjunction with the Company's 2000 Annual Report and Securities and Exchange
     Commission filings.

                               Corporate Offices
                    200 State Street o Beloit, WI 53511-6254
                        608-364-8800 o Fax: 608-364-8818
                         Website: www.regal-beloit.com